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                                                                   EXHIBIT 10.15






                               UNISYS CORPORATION
                          ELECTED OFFICER PENSION PLAN
                             EFFECTIVE JUNE 1, 1988
                       (As Amended through July 19, 2001)

                                    ARTICLE I

                                     PURPOSE
                                     -------

1.01 The Unisys Corporation Elected Officer Pension Plan (the "Plan") has been adopted by Unisys Corporation (the "Company") to provide a minimum level of retirement benefits for elected Officers (as defined in Section 2.12 below) of the Company. The Plan is effective June 1, 1988 and applies to any elected Officer or other eligible employee of the Company who terminates employment on or after that date. This document is a restatement that includes all amendments made through July 19, 2001. Prior to June 1, 1988, elected Officers of the Company were provided executive pension benefits under the Unisys Corporation Supplemental Executive Retirement Income Plan - Part IV or the Sperry Corporation Executive Pension Plan. Officers who terminated employment prior to June 1, 1988 will receive executive pension benefits, if any, under the terms of the prior plan in effect on their termination date.

                                   ARTICLE II

                                   DEFINITIONS
                                   -----------

2.01     "Board" shall mean the Board of Directors of Unisys Corporation.
          -----

2.02     "Bonus Plan" shall mean the Unisys Executive Bonus Plan, the Unisys
          ----------
         Senior Manager Bonus Plan or any predecessor or successor annual bonus plan.

2.03     "Company" shall mean Unisys Corporation, a Delaware corporation.
          -------

2.04     "Company Plan" shall mean the Unisys Pension Plan.
          ------------

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2.05     "Committee" shall mean the Corporate Governance and Compensation
          ---------
         Committee of the Board.

2.06     "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
         time to time.

2.07     "Credited Service" shall mean the Participant's Credited Service, as
          ----------------
         defined in Article IV.

2.08     "Disability" shall refer to a Participant who is determined by the
          ----------
         Committee or its designee to be unable to perform, because of injury or sickness, each of the regular duties of the Participant's occupation for a period of up to 24 months. After 24 months, the Participant will continue to be considered Disabled if the Committee or its designee determines that the Participant cannot perform each of the regular duties of any gainful occupation for which he or she is fitted by training, education or experience.

2.09     "Effective Date" shall mean June 1, 1988.
          --------------

2.10     "Final Average Compensation" shall mean the Participant's Final Average
          --------------------------
         Compensation, as defined in the Company Plan, except that any annual bonus amount payable under the Bonus Plan and deferred by the Participant (or any salary amounts deferred under an arrangement approved by the Board) and any amounts excluded from consideration under the Company Plan due to the application of Section 401(a)(17) of the Code shall be included in the calculation of Final Average Compensation in the month in which such amounts were or would otherwise have been paid; provided, however, that no more than the most recent five annual bonus amounts (whether paid or deferred) shall be included in the calculation of Final Average Compensation.

2.11     "Employee" shall mean any person employed by Unisys Corporation or one
          --------
         of its subsidiaries.

2.12     "Officer" shall mean any officer of the Company elected by the Board,
          -------
         but excluding assistant officers, appointed officers or the general auditor.

2.13     "Part IV" shall mean Part IV of the Unisys Corporation Supplemental
          -------
         Executive Retirement Income Plan, as in effect immediately prior to the Effective Date.

2.14     "Participant" shall mean any person entitled to participate in this
          -----------
         Plan under Article III.

2.15     "Plan" shall mean the Unisys Corporation Elected Officer Pension Plan,
          ----
         as set forth herein and as hereafter amended.

2.16     "Primary Social Security Benefit" shall mean the annualized amount
          -------------------------------
         calculated according to the rules for computing the primary social security benefit payable to a Participant upon attainment of Social Security Retirement Age under the Federal Social Security Act as in effect at the time the Participant retires. In the event that a Participant retires prior to attainment of eligibility for Social Security benefits, the Participant's Primary Social Security Benefit shall be deemed to be 80% of the Primary Social Security Benefit payable at Social Security Retirement Age. In the event the Participant retires after attainment of eligibility for Social Security benefits, but before Social Security Retirement Age, the Primary Social Security Benefit shall be deemed to be an amount prorated between the benefit payable at Social Security Retirement Age and 80% of such amount. For purposes of this calculation, it will be assumed that the Participant has no earnings for Social Security purposes beyond the date of retirement.

2.17     "Prior Plan(s)" shall mean Part IV and/or the Sperry Plan.
          -------------

2.18     "Sperry Plan" shall mean the Sperry Corporation Executive Pension Plan,
          -----------
         as in effect immediately prior to the Effective Date.

2.19     "Supplemental Plan" shall mean the Unisys Corporation Supplemental
          -----------------
         Executive Retirement Income Plan-Part I, as amended and restated effective April 1, 1988, and as amended from time to time.

2.20     Change in Control means any of the following events:
         -----------------

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities

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                 Exchange Act of 1934, as amended (the "Exchange Act")) (a
                 "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
                 Section 2.20; or

         (b) Individuals who, as of May 25, 1995, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company
                 Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.21     "Date of an Insolvency" shall mean the date on which the Company (i)
          ---------------------
         voluntarily files a petition under the United States Bankruptcy Code, (including a petition for Chapter 11 reorganization) or (ii) has filed involuntarily against it a petition under the United States Bankruptcy Code and an Order for Relief is entered thereon.

Unless otherwise specified, capitalized words and phrases used in this Plan shall have the same meaning as such words or phrases when used in the Company Plan.

                                   ARTICLE III

                          ELIGIBILITY FOR PARTICIPATION
                          -----------------------------

3.01     Participation
         -------------

         An Officer shall become a Participant in the Plan on the later of (i) the Effective Date or (ii) the effective date on which the Officer is elected to officer status by the Board.

3.02     Vesting
         -------

         (a) Each Participant shall acquire a vested right to a retirement benefit calculated in accordance with Article V on the earliest to occur of the following:

                 (1) the date on which the Employee attains age 55 and completes 10 years of Credited Service, provided that the Employee is or becomes an Officer on or after such date; or

                 (2) the date on which occurs a Change in Control or the Date of an Insolvency, provided the Employee is an Officer on such date; or

                 (3) for an Employee who is or becomes an Officer on or after January 1, 1997 and before July 19, 2001, the date on which the Employee attains age 50 and completes 5 years of Credited Service, provided that the Employee is employed by the Company or an Affiliated Company on or after December 31, 1998; or

                 (4) The date specified in a written agreement between a Participant and the Company, provided that for agreements entered into on and after May 22, 1997, such agreements must be approved by the Committee.

         (b) A Participant who (i) retires from active employment or terminates employment due to Disability or death, or (ii) retires from active employment or terminates employment with the Company due to death or Disability within twelve months of ceasing to be an Officer, shall be eligible, upon application, to receive the retirement and surviving spouse benefits provided in Article V below.

         (c) A former Officer who was a Participant but who continues in active employment for more than twelve months after ceasing to be an Officer shall be eligible, upon application, to receive a vested annual retirement benefit calculated in accordance with Sections 5.01(a), 5.03, 5.05 and 5.06, utilizing as an offset the amount of benefits payable under the Company Plan and the Supplemental Plan calculated as if the Participant had elected a single life annuity form of benefit under the Company Plan, and such former Officer shall not be eligible for the survivor benefits described in Section 5.04. This
                 Section 3.01(c) shall not apply after the occurrence of a Change in Control with respect to any individual who was an Officer on the date of the Change in Control.

         (d) Each Employee who was a participant in a Prior Plan, but who is not eligible to participate in this Plan, shall continue to have his or her rights to executive pension benefits determined under such Prior Plan.





                                   ARTICLE IV

                                CREDITED SERVICE
                                ----------------

4.01     Credited Service
         ----------------

         Credited Service under this Plan shall be calculated on the basis of Credited Service as defined in the Company Plan for the following periods:

         (a)     periods of employment as an Officer; and

         (b) up to twelve months of active employment with the Company immediately following termination of Officer status, or, if longer, the number of months of a Company approved leave of absence due to Disability immediately following termination of Officer status; and

         (c) employment prior to becoming an Officer with the Company including a predecessor or an Affiliated Company or 50% Affiliated Company for the period of time such company was an Affiliated Company or 50% Affiliated Company. However, if a Participant receives Credited Service under the Company Plan for employment with a company before it became an Affiliated Company or 50% Affiliated Company, Credited Service shall include the period of employment with such company.



                                    ARTICLE V

                             CALCULATION OF BENEFITS
                             -----------------------

5.01     Amount of Benefits
         ------------------

         (a) Subject to the adjustments set forth in Sections 5.02 and 5.03, a Participant who satisfies the vesting requirements described in Section 3.02(a) shall receive an annual retirement benefit payable at Normal Retirement Date equal to:

                 (1) 40% of the Participant's Final Average Compensation for the Participant's first 10 years of Credited Service, or, for a Participant who has less than 10 years of Credited Service, one-third of one percent of the Participant's Final Average Compensation for each month of Credited Service; plus

                 (2) 1% of the Participant's Final Average Compensation for each year of Credited Service in excess of 10 (but not in excess of 30) including proportional credit for a fraction of a year; minus

                 (3)     50% of the Participant's Primary Social Security
                         Benefit.

         (b)     The benefit payable from this Plan and described in paragraph
                 (a) shall be a monthly benefit paid in the form of a single life annuity if the Participant is unmarried on the date that the Participant commences receipt of benefits, or in the form of a joint and 50% surviving spouse annuity if the Participant is married on the date the Participant commences receipt of benefits. The benefit payable to a Participant shall not be reduced or increased as a result of such payment in the surviving spouse benefit form or for any age difference between the Participant and spouse.

5.02     Optional Forms of Benefit Payments
         ----------------------------------

         In lieu of the normal form of benefit payment described in Section 5.01(b), a Participant who is married at commencement of benefit payments may elect to receive the benefit payable from this Plan and described in Section 5.01(a) in either of the following optional forms:

         (a) a joint and 75% surviving spouse annuity which will provide the Participant with a reduced lifetime benefit equal to 95% of the benefit described in Section 5.01(a) and with a benefit equal to 75% of such reduced benefit payable to the Participant's surviving spouse for the spouse's life; or

         (b) a joint and 100% surviving spouse annuity which will provide the Participant with a reduced lifetime benefit equal to 90% of the benefit described in Section 5.01(a) and with a benefit equal to 100% of such reduced benefit payable to the Participant's surviving spouse for the spouse's life.

5.03     Early Retirement Prior to Age 62
         --------------------------------

         Benefits paid under this Plan shall be reduced by one- half of one percent (0.5%) for each calendar month by which the commencement of benefits precedes the first day of the month following the Participant's 62nd birthday.

5.04     Death Benefits
         --------------

         (a) In the event of the death of a Participant who, at the time of death, has satisfied the vesting requirements described in
                 Section 3.01(a) above, and who:

                 (1) has not commenced retirement benefits under this Plan; and

                 (2) who has a surviving spouse, such Participant's surviving spouse shall receive a survivor's benefit in the amount described in paragraph (b).

         (b) The amount payable under this paragraph shall be equal to the benefit the spouse would have received if the Participant:

                 (1) had terminated employment on the earlier of the date of death or the date of the Participant's actual termination of employment; and

                 (2) had survived to the benefit commencement date described in subsection (c); and

                 (3) had begun to receive an immediate retirement benefit in the Normal Form under Section 5.01(b); and

                 (4)     had died on the following day.

         (c) The benefit payable under this Section shall be paid to the surviving spouse in the form of a single life annuity and shall commence on the date on which the Surviving Spouse's Benefit under the Company Plan commences (or, if the Participant was not a participant in the Company Plan, the first day of any month elected by the surviving spouse).

         (d) No benefits shall be payable from this Plan to a surviving spouse (or any other beneficiary) of a Participant unless the form of benefit paid to the Participant provides for the payment of benefits upon the Participant's death or except as otherwise provided in this Section.

5.05     Special Minimum Benefit Provisions
         ----------------------------------

         (a) The value of the accrued benefit determined under this Article (but without regard to this Section 5.05) for a Participant who was a participant in a Prior Plan shall in no event be less than the value of the Participant's accrued benefit under the terms of such Prior Plan as of May 31, 1988, including early retirement reduction factors in effect under the Prior Plan on such date.

         (b) Notwithstanding anything in this Article to the contrary, any Participant who was a participant in a Prior Plan may elect to continue to have annual retirement benefits determined under the terms of such Prior Plan as in effect on May 31, 1988 provided that:

                 (1) such election shall expire as to an Participant who continues in employment beyond May 31, 1991, and

                 (2) for purpose of calculating a Participant's benefit under the Sperry Plan, the actuarial equivalent factors in converting the Participant's benefit to an optional form of payment shall be those factors in effect on March 31, 1988.

         (c) In the event that a Participant's benefit under the Company Plan is determined under the grandfather provision described in Section 4.5 of the Company Plan (as in effect April 1,
                 1988), such Participant may elect to have the normal retirement benefit otherwise determined under Section 5.01 determined under the benefit formula set forth in the Participant's Prior Plan.

5.06     Benefit Offset
         --------------

         (a) The retirement benefit determined under this Article and payable to a Participant or surviving spouse shall be reduced by any benefit payable under the Company Plan and the Supplemental Plan, calculated in accordance with Section 6.01.

         (b) With respect to a Participant who is not a participant in the Company Plan, the retirement benefit payable to the Participant or surviving spouse shall be reduced by the amount of retirement pension payable under the plan of any Affiliated Company or 50% Affiliated Company, including any governmental plan retirement benefit or lump sum termination or similar entitlements, in effect at the time of the Participant's termination of employment.








                                   ARTICLE VI

                                BENEFIT PAYMENTS
                                ----------------

6.01     Form of Benefit Payment
         -----------------------

         If a Participant should elect a form of benefit payment under the Company Plan (or such other plan or program, unless impracticable not to so elect) which is different than the form of benefit payment under this Plan, then for purposes of determining the offset under Section 5.06, the Participant shall be deemed to be in receipt of the amount of benefit payable as if the Participant had elected the Normal Form of Benefit under the Company Plan.

6.02     Commencement of Benefits
         ------------------------

         Benefit payments to a Participant shall commence at the same time that benefit payments commence under the Company Plan. If a Participant is not a Participant in the Company Plan, the Participant will commence receipt of benefits under this Plan as of the first day of the calendar month following the later of (i) the Participant's termination of employment or (ii) the Participant's attainment of age 62, unless the Committee, in its sole discretion, agrees to an alternative commencement date.

6.03     Funding of Benefits
         -------------------

         Benefits under this Plan shall not be funded and shall be paid out of the general assets of the Company. The Company shall not be required to segregate any funds for the Plan's Participants. Notwithstanding any provision in this Section 6.03 to the contrary, the Committee shall have the discretion but not the obligation to fund this Plan through a trust of the type described in Internal Revenue Service Private Letter Ruling 8502023.

6.04     Forfeiture and Suspension of Benefits
         -------------------------------------

         (a) Any benefit payable under this Plan shall be suspended for any period during which it is determined by the Committee that a Participant is engaged or employed as a business owner, employee or consultant in any activity which is in competition with any line of business of the Company existing as of the date of the Participant's termination of employment from the Company.

         (b) Additionally, any benefit payable under this Plan shall be forfeitable in the event it is found by the Committee that a Participant, either during or following termination of employment with the Company, willfully engaged in any activity which is determined by the Committee to be materially adverse or detrimental to the interests of the Company, including any activity that might reasonably be considered by the Committee to be of a nature warranting dismissal of an employee for cause. If the Committee so finds, it may suspend benefits to the Participant and, after furnishing notice to the Participant, may terminate benefits under this Plan. The Committee will consider in its deliberation relative to this provision any explanation or justification submitted to it in writing by the Participant within 60 days following the giving of such notice.

         (c) Except as heretofore provided for in this Section 6.04, the acceptance by a Participant of any benefit under this Plan shall constitute an agreement with the provisions of this Plan and a representation that he or she is not engaged or employed in any activity serving as a basis for suspension or forfeiture of benefits hereunder. The Committee may require each Participant eligible for a benefit under this Plan to acknowledge in writing prior to the payment of such benefit that he or she will accept payment of benefits under this Plan only if there is no basis for such suspension or forfeiture.


                                   ARTICLE VII

                                 ADMINISTRATION
                                 --------------

7.01     Committee
         ---------

         The Plan shall be administered by the Committee, which shall administer the Plan in a manner consistent with the administration of the Company Plan, except that this Plan shall be administered as an unfunded plan that is not intended to meet the requirements of Section 401 of the Code. The Committee shall be the Plan administrator and named fiduciary of the Plan that has the discretionary authority to control and manage the operation and administration of the Plan. The Committee has the discretionary authority to supply omissions, make factual determinations, and to decide any dispute that may arise regarding the rights of Participants. All such decisions are binding and conclusive on all interested parties.

7.02     Claims Procedure
         ----------------

         (a) In the event that the Committee denies, in whole or in part, a claim for benefits by a Participant or surviving spouse, the Committee shall furnish notice of the denial to the claimant, setting forth:

                 (1)     the specific reasons for the denial,

                 (2) specific reference to the pertinent Plan provisions on which the denial is based,

                 (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary, and

                 (4) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review.

                 Such notice shall be forwarded to the claimant within 90 days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

         (b) Within 60 days of receipt of a notice of claim denial, a claimant or the claimant's duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or the claimant's duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefore to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension.

7.03     Plan Amendment and Termination
         ------------------------------

         The Company expects to continue this Plan indefinitely, but reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. However, if the Company should amend or discontinue this Plan, the Company shall be liable for any benefits accrued under this Plan (determined on the basis of each Employee's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action. Any change to the Plan which adversely affects a Participant's or Beneficiary's rights to benefits and/or the amount, form and manner in which benefits are accrued, vested and/or paid shall not affect the Participant's or Beneficiary's benefits accrued up to the date of the change. Changes which adversely affect a Participant's or Beneficiary's rights under the Plan may only take effect on the adoption date of the change and on a going forward basis.

7.04     No Employment Rights
         --------------------

         Neither the action of the Company in establishing the Plan, nor any provisions of the Plan, nor any action taken by the Company or by the Committee shall be construed as giving to any employee of the Company or any of its subsidiaries the right to be retained in its employ, or any right to payment except to the extent of the benefits provided by the Plan.

7.05     Severability of Provisions
         --------------------------

         If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provision determined to be void.

7.06     Non-Assignability
         -----------------

         Except as required by applicable law, no benefits under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance.

7.07     Withholding
         -----------

         The Company shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

7.08     Governing Law
         -------------

         Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.